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                                                                    Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the financial statements and financial statement schedule of RSA Security Inc., and management's report on the effectiveness of internal control over financial reporting dated March 11, 2005, appearing in the annual Report on Form 10-K of RSA Security Inc. for the year ended December 31, 2004.

/s/ Deloitte & Touche LLP
Boston Massachusetts
January 9, 2006